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                                                                      Exhibit 22
                                                                      ----------

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

      As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

Name                                                                        Incorporation
- ----                                                                        -------------

Bellaire Corporation                                                        Ohio
The Coteau Properties Company                                               Ohio
The Falkirk Mining Company                                                  Ohio
Hamilton Beach/Proctor-Silex, Inc.                                          Delaware(1)
HB-PS Holding Company, Inc.                                                 Delaware(1)
Housewares Holding Company                                                  Delaware
Hyster Australia Pty. Ltd.                                                  Australia
Hyster B.V.                                                                 Netherlands
Hyster Europe Limited                                                       United Kingdom
NACCO Materials Handling Scotland Ltd.                                      United Kingdom
NACCO Materials Handling (N.I.) Ltd.                                        Northern Ireland
NACCO Materials Handling Group, Ltd.                                        United Kingdom
Hyster-Yale Materials Handling, Inc.                                        Delaware(2)
The Kitchen Collection, Inc.                                                Delaware
NACCO Materials Handling Group, Inc.                                        Delaware
The North American Coal Corporation                                         Delaware
North American Coal Royalty Company                                         Delaware
Powhatan Corporation                                                        Delaware
Proctor-Silex Canada Inc.                                                   Ontario (Canada)
Proctor Silex, S.A. de C.V.                                                 Mexico
The Sabine Mining Company                                                   Texas
Yale Europe Materials Handling Corporation                                  United Kingdom

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

_______________________
1. NACCO owns 100% of the voting securities of Housewares Holding Company, Housewares Holding Company owns 80% of the voting securities of HB-PS Holding Company, Inc., HB-PS Holding Company, Inc. owns 100% of Hamilton Beach/Proctor-Silex, Inc., and Hamilton Beach/Proctor-Silex Inc. owns 100% of Proctor-Silex Canada Inc. and Proctor Silex, S.A. de C.V. (except for directors' qualifying shares).

2. NACCO Industries, Inc. owns 97% of the voting securities of Hyster-Yale Materials Handling, Inc.